ADMA Biologics Receives PDUFA Date for BIVIGAM® Regulatory Submission

Prior Approval Supplement (“PAS”) to Amend the Biologics License Application (“BLA”) for BIVIGAM® is Supported by Data and Documentation Prepared Using ADMA’s Optimized IVIG Manufacturing Process Demonstrating Robust Reproducibility and Manufacturing Consistency

PAS Submission Specifically Addresses BIVIGAM® Production Issues Identified in the 2014 Warning Letter and 2016 Compliance Inspection of Biotest Pharmaceuticals Corporation (“Biotest”)

RAMSEY, N.J. and BOCA RATON, FL., – July 26, 2018 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the prevention and treatment of certain infectious diseases, announces that the U.S. Food and Drug Administration (“FDA”) has acknowledged receipt of ADMA’s PAS filing for review which seeks approval to amend the FDA approved BLA for BIVIGAM® (Intravenous Immune Globulin [Human], 10%) (“IVIG”). Once the PAS is approved, ADMA intends to relaunch BIVIGAM® in the U.S. The target action date for the PAS is October 25, 2018 under the Prescription Drug User Fee Act (“PDUFA”).

ADMA has successfully manufactured three conformance lots of BIVIGAM® using its optimized IVIG manufacturing process, which data was the basis for the PAS for BIVIGAM®. The PAS submission includes detailed data in support of product stability, process validation and specific production step-processing times, as well as supporting data detailing the root cause of the filter clogging experienced by Biotest.

“Since the acquisition of the Biotest Therapy Business Unit, (“BTBU”) assets in June 2017, ADMA has been working diligently to address open quality, compliance and production issues which have affected the facility since 2014. The FDA’s forthcoming review of the PAS filing for BIVIGAM® has been a significant corporate priority for ADMA, and we are pleased to announce the achievement of this important milestone,” stated Adam Grossman, President and Chief Executive Officer of ADMA.

Assuming a favorable FDA review and approval of the PAS, the Company anticipates relaunching BIVIGAM® and utilizing the three produced conformance lots to generate accretive revenues in advance of or during the first quarter of 2019. Commercialization is dependent upon the timing of certain FDA decisions, production slots available with the Company’s contract fill/finish provider as well as other commercial requirements and regulatory factors.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886 and 9,969,793 related to certain aspects of its lead product candidate, RI-002. For more information, please visit www.admabiologics.com.

About BIVIGAM®

BIVIGAM® is an intravenous immune globulin indicated for the treatment of primary humoral immunodeficiency. This includes, but is not limited to, agammaglobulinemia, common variable immunodeficiency, Wiskott-Aldrich syndrome and severe combined immunodeficiency. These primary immunodeficiencies (“PI”) are a group of genetic disorders. Initially thought to be very rare, it is now believed that as many as 250,000 people in the U.S. have some form of PI. BIVIGAM® contains a broad range of antibodies similar to those found in normal human plasma. These antibodies are directed against bacteria and viruses, and help to protect PIDD patients against serious infections. BIVIGAM® is a purified, sterile, ready-to-use preparation of concentrated polyclonal Immunoglobulin (“IgG”) antibodies. Antibodies are proteins in the human immune system that work to defend against infections and disease. FDA approval for BIVIGAM® was received by Biotest Pharmaceuticals Corporation (“BPC” or “Biotest”) on December 19, 2012, and production of BIVIGAM® was halted by Biotest in December 2016. ADMA Biologics obtained ownership and all rights, title and interest in BIVIGAM® on June 6, 2017 as part of the Biotest Therapy Business Unit (“BTBU”) asset acquisition. ADMA optimized the production process for BIVIGAM® and submitted a Prior Approval Supplement (“PAS”) to the United States Food and Drug Administration (“FDA”) to amend the Biologics License Application (“BLA”) for BIVIGAM® in June of 2018, with a target action date of October 25, 2018 under the Prescription Drug User Fee Act (“PDUFA”). If the PAS is approved by the FDA, ADMA expects to be able to relaunch the product for commercial sale by the end of the first quarter of 2019.

About RI-002
ADMA's lead portfolio product candidate, RI-002, which has demonstrated positive Phase III pivotal clinical trial data, is a specialty plasma-derived, polyclonal, intravenous immune globulin (“IVIG”) derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, cytomegalovirus (“CMV”), measles, tetanus, etc.) as well as plasma from donors tested to have high levels of neutralizing antibodies to respiratory syncytial virus (“RSV”). ADMA is pursuing an indication for the use of this specialty IVIG product for treatment of patients diagnosed with PIDD. Polyclonal antibodies are the primary active component of IVIG products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses and prevent against infection and disease. Data review which has been published in peer reviewed journals indicates that the polyclonal antibodies present in RI-002 support its ability to prevent infections in immune-compromised patients. This data and other information about RI-002 or ADMA Biologics products can be found on the Company website at: www.admabiologics.com/therapies and www.admabiologics.com. RI-002 is protected by U.S. Patents: 9,107,906, 9,714,283, 9,815,886 and 9,969,793, the latter of which affords the Company patent exclusivity for the use of an immune globulin as a prevention and/or treatment for any type of respiratory infection.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products and product candidates, and the labeling or nature of any such approvals, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |